                                                              EXHIBIT 99.1




    ======================================================================


                            NOTE PURCHASE AGREEMENT

                                    BETWEEN

                               KMART CORPORATION

                                      AND

                                   XXXXXXXXXX

                            Dated as of May 29, 1992


                        $8,135,000 8.95% Collateralized
                            Promissory Note Due 2007


                        $29,545,000 9.35% Collateralized
                            Promissory Note Due 2022


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                               TABLE OF CONTENTS
                               -----------------

                         (Not A Part of the Agreement)



                                                                Page
                                                                ----
SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT . . . . . . . .     1

         1.1.   Description of Notes . . . . . . . . . . . . .     1
         1.2.   Commitment; Closing Date . . . . . . . . . . .     2

SECTION 2. PREPAYMENT OF NOTES . . . . . . . . . . . . . . . .     3

         2.1.   Optional Prepayment  . . . . . . . . . . . . .     3
         2.2.   Notice of Prepayments. . . . . . . . . . . . .     3
         2.3.   Special Put Option of Holders Following a
                Rating Decline . . . . . . . . . . . . . . . .     3
         2.5.   Allocation of Prepayments. . . . . . . . . . .     7

SECTION 3. REPRESENTATIONS . . . . . . . . . . . . . . . . . .     7

         3.1.   Representations of the Company . . . . . . . .     7
         3.2.   Representations and Agreements of the
                Purchaser; Legend. . . . . . . . . . . . . . .    11


SECTION 4. CLOSING CONDITIONS. . . . . . . . . . . . . . . . .    12

         4.1.   Company's Closing Certificate. . . . . . . . .    12
         4.2.   Legal Opinions . . . . . . . . . . . . . . . .    12
         4.3.   Related Transactions . . . . . . . . . . . . .    12
         4.4.   Ratings. . . . . . . . . . . . . . . . . . . .    15
         4.5.   Private Placement Number Application . . . . .    15
         4.6.   Legality . . . . . . . . . . . . . . . . . . .    15
         4.7.   Funding Instructions . . . . . . . . . . . . .    15
         4.8.   No Default or Event of Default . . . . . . . .    15
         4.9.   Satisfactory Proceedings . . . . . . . . . . .    15
         4.10.  Costs and Expenses . . . . . . . . . . . . . .    15

SECTION 5. COMPANY COVENANTS . . . . . . . . . . . . . . . . .    16

         5.1.   Financial Reports and Books and Records. . . .    16
         5.2.   Books and Records; Financial Information . . .    18
         5.3.   Payments . . . . . . . . . . . . . . . . . . .    19
         5.4.   Paying Agency. . . . . . . . . . . . . . . . .    19
         5.5.   Corporate Existence, etc . . . . . . . . . . .    19
         5.6.   Taxes. . . . . . . . . . . . . . . . . . . . .    20
         5.7.   Insurance. . . . . . . . . . . . . . . . . . .    20
         5.8.   Limitation on Consolidation or Merger. . . . .    20
         5.9.   Ratings. . . . . . . . . . . . . . . . . . . .    21
         5.10.  Direct Payments. . . . . . . . . . . . . . . .    21

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                                                                         Page
                                                                         ----
SECTION 6.EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . . .      22

         6.1.   Events of Default . . . . . . . . . . . . . . . . . .      22
         6.2.   Notice to Holders . . . . . . . . . . . . . . . . . .      24
         6.3.   Acceleration of Maturities  . . . . . . . . . . . . .      24
         6.4.   Rescission of Acceleration. . . . . . . . . . . . . .      25


SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . .      26

         7.1.    Consent Required . . . . . . . . . . . . . . . . . .      26
         7.2.    Solicitation of Holders. . . . . . . . . . . . . . .      26
         7.3.    Effect of Amendment or Waiver. . . . . . . . . . . .      27

SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS . . . . . . . . .      27

         8.1.    Definitions. . . . . . . . . . . . . . . . . . . . .      27
         8.2.    Accounting Principles  . . . . . . . . . . . . . . .      32

SECTION 9. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .      32

         9.1.    Registered Notes . . . . . . . . . . . . . . . . . .      32
         9.2.    Exchange of Notes. . . . . . . . . . . . . . . . . .      33
         9.3.    Loss, Theft, etc. of Notes . . . . . . . . . . . . .      33
         9.4.    Expenses, Stamp Tax Indemnity. . . . . . . . . . . .      33
         9.5.    Powers and Rights Not Waived; Remedies
                 Cumulative . . . . . . . . . . . . . . . . . . . . .      34
         9.6.    Notices. . . . . . . . . . . . . . . . . . . . . . .      35
         9.7.    Successors and Assigns . . . . . . . . . . . . . . .      35
         9.8.    Survival of Covenants and Representations. . . . . .      36
         9.9.    Severability . . . . . . . . . . . . . . . . . . . .      36
         9.10.     Governing Law. . . . . . . . . . . . . . . . . . .      37
         9.11.     Submission to Jurisdiction . . . . . . . . . . . .      37
         9.12.     Captions . . . . . . . . . . . . . . . . . . . . .      38

Signature Page  . . . . . . . . . . . . . . . . . . . . . . . . . . .      38




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ATTACHMENTS TO NOTE PURCHASE AGREEMENT:



Exhibit A - Form of 8.95% Collateralized Promissory Note due
            2007


Exhibit B - Form of 9.35% Collateralized Promissory Note due
            2022


Exhibit C - Closing Certificate of the Company


Exhibit D - Closing Opinion of Special North Carolina
            Counsel to the Company


Exhibit E - Closing Opinion of General Counsel to the
            Company


Exhibit F - Closing Opinion of Special New York Counsel to
            the Company


Exhibit G - Form of Deed of Trust


Exhibit H - Form of Assignment Agreement


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                               Kmart Corporation
                           3100 West Big Beaver Road
                              Troy, MI 48084-3163


                            NOTE PURCHASE AGREEMENT

                     $8,135,000 8.95% Kmart Collateralized
                            Promissory Note Due 2007

                                      and

                     $29,545,000 9.35% Kmart Collateralized
                            Promissory Note Due 2022




                                                                 May 29, 1992

  XXXXXXXXXX
XXX
XXX

Gentlemen:

                 The undersigned, Kmart Corporation, a Michigan corporation
(the "Company"), hereby agrees with   XXXXXXXXXX  ("  XXXXXXXXXX") as follows:


                 SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

                      1.1. DESCRIPTION OF NOTES. The Company has authorized the issuance and sale of $8,135,000 aggregate principal amount of its 8.95% Collateralized Promissory Notes due 2007 (the "8.95% Notes") and $29,545,000 aggregate principal amount of its 9.35% Collateralized Promissory Notes due 2022 (the "9.35% Notes" and, together with the 8.95% Notes, the "Notes"), each to be dated the date of issue, to bear interest from such date as is set forth therein to but not including the date of repayment of such principal amount at the rate of 8.95% per annum and 9.35% per annum, respectively, payable on the lst day of each May and November in each year (commencing November 1, 1992) and at maturity, and to bear interest on overdue principal, overdue premium, if any, and any overdue installment of interest at the Overdue Rate, whether at scheduled maturity, upon acceleration or otherwise, until paid, to mature on May



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1, 2007 and May 1, 2022, respectively, and to be substantially in the form attached hereto as Exhibits A and B, respectively. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Principal on the Notes shall be due and payable in equal annual installments (determined by dividing the aggregate principal amount then outstanding by the number of annual installments remaining) commencing on May 1, 1993, in the case of the 8.95% Notes, and May 1, 2008, in the case of the 9.35% Notes, and, thereafter, on the first day of May in each succeeding year through and including, in the case of the 8.95% Notes, May 1, 2007, or, in the case of the 9.35% Notes, May
1, 2022.  The Notes are not subject to prepayment, purchase or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the premiums, if any, set forth in the various paragraphs of Section 2 of this Agreement and in the
Notes. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement, and each Note issued in exchange or replacement
therefor.    XXXXXXXXXX is hereinafter sometimes referred to as the "Purchaser."
Certain capitalized terms used herein shall have the meanings set forth in
Section 8.1, unless the context shall otherwise require.



         1.2. COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, $8,135,000 aggregate principal amount of 8.95% Notes of the Company and $29,545,000 aggregate principal amount of 9.35% Notes of the Company at a price of 100% and 100% of the principal amount thereof, respectively, for an aggregate purchase price of $37,680,000.00 (the "Purchase Price"), on the Closing Date hereinafter mentioned.



         Delivery of the Notes will be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 against payment therefor in the amount of the Purchase Price at 10:00 A.M., New York City time, on June 2, 1992 or such later date as shall be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). Payment for the Notes shall be effected by wire transfer of federal funds to such bank account of the Company as may be specified by the Company in writing at least one Business Day before the Closing Date. The Notes delivered to Purchaser on the Closing Date will be



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

delivered to Purchaser in the form of one or more registered Notes for the full amount of Purchaser's purchase, registered in Purchaser's name or in the name of such nominee(s) or assignee(s) as you shall have specified in writing.



         SECTION 2. PREPAYMENT OF NOTES.

                 No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement and the Notes.

                 2.1. OPTIONAL PREPAYMENT. Upon compliance with Section 2.2, the Company shall have the option at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part, then in units of U.S. $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, together with accrued interest thereon to (but not including) the date of such prepayment and a premium (determined three Business Days prior to the date of such prepayment) equal to the Make-Whole Premium (the "Redemption Price").


                 2.2. NOTICE OF PREPAYMENTS. The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.1 hereof to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment of the Notes. Notices required by this Section 2.2 shall specify (a) the date of prepayment, (b) the principal amount of the holder's Notes to be prepaid on such date, and (c) the estimated Make-Whole Premium and the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Premium and accrued interest thereon shall become due and payable on the prepayment date set forth in such notice. The Company shall also give written notice to each holder of the Notes, by telecopy or other same day written communication, setting forth the computation and amount of the Make-Whole Premium payable in connection with a prepayment pursuant to Section 2.1 at least three Business Days prior to the date of such prepayment.



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                 2.3.   SPECIAL PUT OPTION OF HOLDERS FOLLOWING A RATING
DECLINE.

                             (a)  RATING DECLINE.  If a Rating Decline (as
defined in paragraph (d) below) occurs, each holder of a Note will have the right, at such holder's option, to require the Company to redeem such Note in whole (but not in part) on the Redemption Date (as defined in paragraph (c) below) at a price equal to 101.138% of the principal amount thereof in the case of the 8.95% Notes or 101.097% of the principal amount thereof in the case of the 9.35% Notes, together with accrued interest thereon to the Redemption Date (the "Ratings Decline Redemption Price"). The obligations of the Company to give the notices required pursuant to paragraph (b) of this Section 2.3 shall remain in effect so long as any Notes remain outstanding. If a Rating Decline occurs and subsequent to such Rating Decline another Rating Decline occurs, then each holder of a Note will again have the rights, and the Company again will have the obligations, as set forth in this Section 2.3.



                             (b)  NOTICE.  Within seven days after the first
date on which a Rating Decline has occurred (the "Trigger Date"), the Company will cause a notice to be mailed to each holder of Notes, which notice shall
(1) state that a Rating Decline has occurred, (2) describe the action taken with respect to the rating that constituted such Rating Decline, including the date of the occurrence thereof, (3) set forth the Company's offer to redeem all of the Notes as provided in paragraph (c) below, and (4) state (i) the Final Surrender Date (as defined below), (ii) the manner in which the Redemption Date has been determined, (iii) the estimated Ratings Decline Redemption Price and (iv) the party to whom the holder of a Note electing redemption shall surrender such Note on or before the Final Surrender Date.



                             (c)  ELECTION OF REDEMPTION.  In connection with
the redemption of any Note pursuant to this Section 2.3, the holder thereof will be required to surrender, on or before the Final Surrender Date, at the principal office of the Paying Agent (as defined in Section 5.4 hereof) or, in the event no Paying Agent is then retained by the Company, the offices of any other entity meeting the qualifications of Paying Agent set forth in Section
5.4 designated by the Company in any notice delivered pursuant to paragraph (b) above, such Note duly endorsed or assigned to the Company or in blank, together with written notice of the holder's



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

election to have the Company redeem such Notes specified in such notice. The Paying Agent or such other qualified entity shall hold the Notes in trust for the benefit of the holders of the Notes electing redemption pursuant to this
Section 2.3 until payment in full of the Ratings Decline Redemption Price to the holders on the Final Surrender Date and shall then and thereupon surrender such Notes to the Company. Election of redemption by a holder pursuant to this
Section 2.3 shall (unless otherwise provided by law) be irrevocable. "Final Surrender Date" means a Business Day selected by the Company that is, subject to any contrary requirements of applicable law, not less than 30 nor more than 60 days after the Trigger Date, and "Redemption Date" means the Business Day next succeeding the Final Surrender Date.



                          (d)  CERTAIN DEFINED TERMS.  For purposes of this
Section 2.3, the following terms shall have the following meanings:


                 A "RATING DECLINE" shall exist upon any date that:



                 (a) the ratings assigned to unsubordinated, senior, unsecured indebtedness of the Company on such date by either Moody's or S&P:
(1) declines to a rating below the Minimum Investment Grade, or (2) further declines, in the event then rated below the Minimum Investment Grade; or


                 (b) (1) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by either Moody's or S&P (other than by reason of such rating agency ceasing to rate the indebtedness of corporations generally) at such time as the rating then assigned by the remaining such Rating Agency shall be below Minimum Investment Grade or (2) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by either Moody's or S&P at such time as the rating then assigned by the remaining such Rating Agency shall be at least the Minimum Investment Grade and the Company is unable to have such debt rated by another Rating Agency within 90 days thereafter (except that no Rating Decline shall be deemed to have occurred under this clause (b)(2) if such debt ceases to be rated by Moody's and S&P by reason of both such Rating Agencies ceasing to rate the indebtedness of corporations generally); or



                 (c) unsubordinated, senior, unsecured indebtedness of the Company ceases to be rated by both Moody's and S&P for any reason (except if, through no fault of the Company,




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


both Moody's and S&P are unable to provide a rating due to a business failure or interruption affecting both Moody's and S&P).



For purposes of determining whether a Rating Decline shall have occurred under clause (a) of this definition, the rating initially assigned by any Rating Agency engaged by the Company pursuant to clause (b) hereof to replace any rating withdrawn or otherwise terminated by Moody's or S&P shall be compared to the last rating assigned by Moody's or S&P, as the case may be.



         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.


         "S&P" means Standard & Poor's Corporation or any successor thereto.


         "RATING AGENCY" and "RATING AGENCIES" mean Moody's and S&P and, if either Moody's or S&P (but not both) ceases to rate the indebtedness of corporations generally, or unsubordinated, senior, unsecured indebtedness of the Company in particular, then another comparable rating agency of recognized national standing in the United States.


         "MINIMUM INVESTMENT GRADE" is defined to mean a rating of at least Baa2, in the case of a rating by Moody's, and a rating of at least BBB, in the case of a rating by S&P or the then equivalent of such rating by Moody's or S&P or, to the extent applicable, by another Rating Agency.


               2.4. OTHER PREPAYMENT. In the event that either (a) the Company shall be required to prepay the Notes pursuant to Section or 1.07 or
1.14 of the Deed of Trust, or (b) the Company shall have failed to provide the Purchaser with a true and correct original copy of a permanent certificate of occupancy issued by the appropriate governmental authority in Guilford County, North Carolina, with respect to the Property and Improvements (the
"Certificate of Occupancy") on or prior to the ninetieth day following the Closing Date (the "Certificate of Occupancy Due Date"); then, within the time provided in the Deed of Trust with respect to clause (a) above, or not later than five Business Days following the Certificate of Occupancy Due Date (the "Certificate of Occupancy Pay-Off Date"), with respect to clause (b) above, (i) each holder of a Note shall be required to surrender such Note, duly endorsed or assigned



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

to the Company in blank, at the principal office of the Paying Agent or, in the event no Paying Agent is then retained by the Company, the offices of any other entity meeting the qualifications of Paying Agent set forth in Section 5.4 designated by the Company in a notice delivered to the holders, and (ii) the Paying Agent or such other qualified entity shall hold the Notes in trust for the benefit of the holders of the Notes until payment in full of the Redemption Price shall have been made to such holders within the time provided in the Deed of Trust, with respect to clause (a) above, or on the Certificate of Occupancy Pay-Off Date, with respect to clause (b) above, and shall then and thereupon surrender such Notes to the Company. If the provisions of clause (a) of the preceding sentence shall apply, Purchaser shall apply the proceeds of any condemnation proceeding, insurance or other award relating to all or a portion of the Mortgaged Estate to the payment of the Redemption Price.
Notwithstanding the foregoing if, on the Certificate of Occupancy Due Date, the Company is diligently pursuing the issuance of the Certificate of Occupancy but none has yet been issued due to circumstances beyond the Company's control, and the Company provides evidence to Purchaser that the Company is reasonably likely to obtain a Certificate of Occupancy, the Certificate of Occupancy Due Date shall be extended until the one hundred and eightieth day following the Closing Date and the Certificate of Occupancy Pay-Off Date shall be extended until the fifth Business Day following such extended Certificate of Occupancy Due Date.



                 2.5.    ALLOCATION OF PREPAYMENTS.  Except as set forth in
Section 2.3, all partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.


         SECTION 3. REPRESENTATIONS.

                 3.1. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants for the benefit of Purchaser that the representations set forth as follows are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

                          (a)      The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Michigan.


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

                 (b) The Company is duly qualified to do business as a foreign corporation in North Carolina and in each other jurisdiction in which the conduct of its business or the ownership of its properties would require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.



                 (c) The execution, delivery and performance of this Agreement, the Notes and the other Note Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. On the Closing Date, this Agreement, the Notes and the other Note Documents will have been duly executed by and will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.



                 (d) The audited consolidated financial statements of the Company and its Subsidiaries for the Company's fiscal years ended January 31, 1991 and January 29, 1992 (the "Audited Financials") have been prepared in accordance with generally accepted accounting principles, consistent with the principles and practices used in the preparation of the Company's audited consolidated financial statements for the immediately preceding fiscal year (except as otherwise indicated in the Audited Financials, including the notes thereto) and present fairly in all material respects the consolidated financial condition of the Company at the end of each such financial year and the consolidated results of operations and changes in financial position of the Company for each of such periods.



                 (e) No consent, approval or authorization of, or declaration, registration or filing with, or payment to, any governmental body or any non-governmental Person is required to be obtained or made on or prior to the Closing Date in connection with the execution, delivery and performance by the Company of this Agreement, the Notes and the other Note Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Company's obligations under this Agreement, the Notes or the other Note Documents, or the offer, issue, sale or delivery of the Notes to the Purchaser or the fulfillment of or compliance with the terms and provisions of the Notes, this Agreement or the other Note Documents, except for the recording of a mortgage and the filing of forms UCC-1 in the appropriate offices in Guilford County, North Carolina, the filing of forms UCC-1 with the Secretary of State of the State of North Carolina and the payment of nominal filing fees.


                 (f) The Company and its Subsidiaries have paid all taxes that they are required to have paid, except for (i) taxes that are presently payable but not overdue, (ii) other taxes the payment of which is being contested in good faith and by appropriate proceedings and (iii) other taxes the non-payment of which would not have a Material Adverse Effect.


                 (g) Neither the execution and delivery of this Agreement, the Notes or the other Note Documents by the Company nor the performance of the terms and provisions hereof and thereof, nor the issuance and sale of the Notes by the Company will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any charter instrument, contract, agreement, mortgage, indenture, lease, instrument or order, or of any statute, law, rule or regulation of the United States of America or the States of Michigan or North Carolina, to which the Company is subject.



                 (h) Neither the Company's annual report on Form 10-K for the fiscal year ending January 29, 1992 (the "1991 10-K") nor the Company's quarterly reports on Form 10-Q filed after the 1991 10-K (if any) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.


                 (i) Since January 29, 1992, there has not been any material adverse change in the financial condition or results of operations of the Company or in the condition of the Mortgaged Estate.


                 (j) The net proceeds from the issuance and sale of the Notes will be used for general corporate purposes of the Company. No part of the proceeds of the sale of the Notes are intended to be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, T or X of the Board of Governors of the Federal Reserve System.

The assets of the Company and its Subsidiaries do not include an amount of "margin stock" that would cause the provisions of Rule 207.2(f)(2)(i) of Regulation G to be inapplicable and neither the Company nor any of its Subsidiaries has any present intention of purchasing such an amount of "margin stock".



                 (k) Neither the Company nor, to its knowledge, anyone acting on its behalf has offered the Notes or any similar securities relating to the Property to, or solicited any offer to purchase the same from, any Person other than the Purchaser and not more than 20 other institutional investors, or has taken any other action which would require the registration of the Notes under Section 5 of the Act.



                 (l) The consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions hereof and the Notes issued hereunder and the other Note Documents will not constitute a prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (1) no Reportable Event has occurred and is continuing with respect to any Plan subject to Title IV of ERISA, (2) neither the Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or any Multiemployer Plan or instituted steps to do so, and (3) no steps have been instituted to terminate in a distress termination any Plan subject to Title IV of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate and no trust created thereunder have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, and the present value of all benefits vested under all Plans subject to Title IV of ERISA does not exceed the value of the assets of such Plans allocable to such vested benefits (such present value to be determined as of, and based on, the most recent valuation of such Plan for funding purposes). The Company has no material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA), other than as required by section 4980B of the Code.

                 (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not directly or indirectly controlled by an investment Company. The Company is not a "holding company" or a "subsidiary" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.



                 (n) Except as disclosed in the 1991 10-K, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect.


                 (o) To the knowledge of the Company, the Company is not in violation of, and is not subject to any liability under, any environmental laws affecting it or its properties, except for such violations and liabilities as would not in the aggregate have a Material Adverse Effect.


                 (p) The Company is not in violation of any federal, state, local or foreign law, ordinance or regulation or any order, judgment, injunction, award or decree or any other requirement of any government or regulatory body, court or arbitrator applicable to the business or properties of the Company, except for such violations as would not in the aggregate have a Material Adverse Effect.


                 (q) Each of the representations and warranties made or to be made by the Company in the other Note Documents shall be incorporated herein on the Closing Date as if set forth herein in their entirety and shall be true and correct as of such date.


        3.2.   REPRESENTATIONS AND AGREEMENTS OF THE PURCHASER; LEGEND.


                 (a) Purchaser represents that it is acquiring the Notes for its own account and not with a view to distribution (as such term is used under Section 2(11) of the Act) thereof; provided that the disposition of Purchaser's property shall at all times be and remain within its control.

                 (b) Purchaser represents and warrants that no part of such funds constitutes assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest.


         SECTION 4. CLOSING CONDITIONS.

                 Purchaser's obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder and under the other Note Documents which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:


               4.1. COMPANY'S CLOSING CERTIFICATE. Concurrently with the delivery of Notes to Purchaser on the Closing Date, Purchaser shall have received a certificate of the Company signed by an Executive Officer of the Company in substantially the form of Exhibit C hereto, to the effect that, among other things, (a) the representations and warranties contained in Section
3.1 and the other Note Documents are true on and as of the Closing Date and (b) no Default or Event of Default exists on and as of the Closing Date.


               4.2. LEGAL OPINIONS. Concurrently with the delivery of Notes to Purchaser on the Closing Date, Purchaser shall have received from Womble Carlyle Sandridge & Rice, North Carolina counsel to the Company, Squire, Sanders & Dempsey, New York counsel to the Company, and Tony Palizzi, Esq., General Counsel to the Company, their respective opinions, dated the Closing Date, in substantially the form and substance set forth in Exhibits D, E and F hereto, respectively.


               4.3. RELATED TRANSACTIONS. Prior to or concurrently with the issuance and sale of Notes to you on the Closing Date, the Company (and, in the case of the Deed of Trust, the Trustee) shall have executed and delivered the Deed of Trust, in substantially the form of Exhibit G hereto, and all other Note Documents, including all such Note Documents as shall be requested to
evidence and effect the   XXXXXXXXXX Assignment, and:


               (i) the Company shall have good and marketable fee simple title to the Property, free and clear of all liens and encumbrances except Permitted Encumbrances;

                 (ii) the Company shall have (i) caused the Deed of Trust and all required Uniform Commercial Code financing statements to be duly recorded or filed in the manner required by the laws of North Carolina and (ii) paid, or caused to be paid, all filing fees and recording charges incurred in connection therewith, and such recordings and filings shall be satisfactory to the Purchaser and their special counsel;


                 (iii) the Purchaser shall have received an A.L.T.A. Standard Loan Policy of title insurance (or such other form of loan or mortgagee policy as may be prescribed by statute in North Carolina) covering the Property (or a valid, binding unconditional commitment therefor), dated the Closing Date, in the current 1990 A.L.T.A. form and including mechanics' and materialmen's lien coverage, issued by a title insurance company acceptable to the Purchaser and with such reinsurance as may be required by the Purchaser. Such policy shall (i) insure (a) the Deed of Trust as a first lien on the Property, subject to no other liens or encumbrances or restrictions except Permitted Encumbrances,, which shall be fully identified thereon, (b) that any restrictions or easements affecting the Property have not been violated and that a future violation thereof will not result in a forfeiture or reversion of title, and (c) that all streets adjoining the Property have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities, (ii) be in the aggregate amount of $38,096,684.95, and (iii) be satisfactory in all other respects to the Purchaser. The company will provide the Purchaser with such endorsements to the title insurance policy as the Purchaser may reasonably request;


                 (iv) the Purchaser shall have received a copy of a final A.L.T.A. as-built survey of the Property, certified not more than 20 days before Closing Date, such survey to be satisfactory in form and substance to the Purchaser and to include (i) a metes and bounds description (or an otherwise sufficient legal description) of the Property, (ii) all lot and street lines, (iii) a statement of whether the Property is located in a flood plain or zone as designated by any governmental authority and (iv) the location of improvements, easements and rights of way (identified by reference to the recorded instrument creating the same, if any) and encroachments, if any, prepared and duly certified to the title company, the trustee under the

Deed of Trust and the Purchaser as an accurate survey by a surveyor duly licensed in the State of North Carolina;

                 (v) the Purchaser shall have received a certificate of self-insurance executed by the Company;


                 (vi) the Purchaser shall have received an appraisal of the Property satisfactory to the Purchaser by an appraisal company acceptable to
the Purchaser the cost of which shall be paid by   XXXXXXXXXX ;


                 (vii) the Purchaser shall have received a Phase I environmental audit report on the Property satisfactory to the Purchaser by an environmental consulting company acceptable to the Purchaser;


                 (viii) the Purchaser shall have received a soils report on the Property satisfactory to the Purchaser by an engineering company acceptable to the Purchaser;


                 (ix) the Purchaser shall have received a copy of all certificates, permits and licenses of governmental authorities or inspection organizations as are required or are customarily procured in connection with the construction, use, occupancy or operation of the Property, and each such certificate, permit and license shall be in full force and effect;


                 (x) the Purchaser shall have received evidence satisfactory to it that there does not exist any violation of any law, regulation or order affecting the Property, including, without limitation, laws, regulations and orders relating to (i) zoning, subdivision and building restrictions and (ii) hazardous waste, asbestos or other environmental conditions;


                 (xi) on the Closing Date, the Property shall be (i) undamaged by fire or other causes and (ii) unaffected by any pending or threatened condemnation proceeding;


                 (xii) the Purchaser shall have received a certificate of the Company's project manager in charge of the construction of the Property certifying, among other things, that the Improvements have been constructed in a good and workmanlike manner and in compliance with all applicable laws, that all roads, easements, utilities and other services necessary for access to the Improvements and the full utilization of the Improvements have been constructed, entered into or are available; and

                           (xiii)  the Purchaser and   XXXXXXXXXX shall
have received evidence satisfactory to it that the description of the tax lot or lots covering the Property does not include any lands or buildings other than those described in the Deed of Trust.

                 4.4. RATINGS. The Notes shall have a National Association of Insurance Commissioners's rating of "1" and Purchaser shall have received written evidence thereof.

                 4.5. PRIVATE PLACEMENT NUMBER APPLICATION. An application for issuance of a private placement number for the Notes shall have been made to S&P.

                 4.6. LEGALITY. The Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject and Purchaser shall have received such information concerning the Company its Subsidiaries as Purchaser shall reasonably request to establish such fact.

                 4.7. FUNDING INSTRUCTIONS. Purchaser shall have received written instructions executed by an officer of the Company directing transfer of the payment of funds in the manner required by Section 1.2 hereof setting forth (a) the name of the transferee bank, (b) such transferee bank's ABA Number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

                 4.8. NO DEFAULT OR EVENT OF DEFAULT. On the Closing Date, no Default or Event of Default shall exist.

                 4.9. SATISFACTORY PROCEEDINGS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary for the consummation thereof, shall be satisfactory in form and substance to Purchaser and Paul, Weiss, Rifkind, Wharton & Garrison, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.

                 4.10. COSTS AND EXPENSES. The Company shall have paid or provided for the payment of all expenses that the Company is obligated to pay pursuant to Section 9.4. In
addition, Purchaser and   XXXXXXXXXX shall have received reasonable assurance
in writing that all other fees and expenses incurred by any other Person in connection with the transactions contemplated hereunder shall have been paid on or prior to the Closing Date.



If on the Closing Date the Company fails to tender to Purchaser the Notes to be issued on such date or if the conditions specified in this Section 4 have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser may in its own sole discretion, determine. Nothing herein shall operate to relieve the Company of any of its obligations hereunder, including without limitation the payment of any expenses pursuant to Section 9.4 or to waive any of Purchaser's rights against the Company.


         SECTION 5. COMPANY COVENANTS.

                 Without limiting the obligations of the Company set forth in the Deed of Trust or any of the other Note Documents, from and after the Closing Date and continuing so long as any amount remains unpaid on any Note:


                 5.1.   FINANCIAL REPORTS AND BOOKS AND RECORDS.
The Company will furnish to each holder of the Notes:


                 (a) As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:



                             (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such period, and



                             (ii)   consolidated statements of income,
                 shareholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such period;

in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end audit adjustments, by the chief accounting officer of the Company; provided that the Company will have satisfied the requirements of this Section 5.1 by the delivery within the time period described hereinabove of its quarterly reports on Form 10-Q as filed with the Securities and Exchange commission so long as such Form l0-Q contains quarterly statements reflecting the financial position and results of operations of the Company and its consolidated Subsidiaries for such quarter:



                (b) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:



                          (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and



                          (ii)    consolidated statements of income,
                shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year;

                (c) Promptly upon their becoming available, and the provision of Sections 5.1(a) and (b) notwithstanding, copies of each financial statement, report, notice or proxy statement sent by the Company to stockholders or debenture holders generally;


                (d) Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, such financial or other information as any holder of the Notes or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Act in connection with the resale by it of the Notes, in any such case promptly after the same is requested; and


                (e) Within the period provided in paragraphs 5.1(a) and (b) above, a certificate of an Executive Officer of the Company stating that such officer has reviewed the provisions of this Agreement and the other Note Documents and stating whether there existed as of the date of such financial statements and whether, to the best of such officers' knowledge, there exists at the time of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and/or proposes to take with respect thereto.


         The annual and interim financial statements described in paragraphs
(a) through (d) above shall be prepared in accordance with accounting principles generally accepted in the United States, consistently applied.


         5.2. BOOKS AND RECORDS; FINANCIAL INFORMATION. The Company will, and will cause each of its material Subsidiaries to, keep proper books of record and account in accordance with generally accepted United States accounting practices or in accordance with the generally accepted accounting practices of the country in which each such corporation is organized.
Purchaser (so long as it holds any Notes) and any Institutional Holder that, together with any Affiliates, holds at least 10% of the aggregate principal amount of Notes then outstanding shall, upon the occurrence and during the continuance of a Default or from and after the occurrence of either any event that has a Material Adverse Effect or a Rating Decline, at the expense of the Company, have the right for reasonable purposes, during regular business hours, subject to reasonable notice and as often as may be reasonably requested, to visit and inspect the properties of the Company and its Subsidiaries, to examine the corporate books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the appropriate officers of the Company and, in the presence of a representative of the Company, their independent public accountants. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be obligated to disclose any information pursuant to this Section 5.2 which they are prohibited from disclosing by law or by any contract entered into with any Person other than an Affiliate.



Each holder of the Notes by its acceptance thereof agrees that any information obtained by such Person pursuant to this Section 5.2 will be treated as confidential; provided, however, that nothing herein contained shall limit or impair the right or obligation of any holder of the Notes to disclose such information: (1) to its auditors, attorneys, employees or agents, (2) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request, (3) as may be required or appropriate in any report, statement or testi-mony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such holder or to the United States National Association of Insurance Commissioners or similar organizations or their successors, (4) in connection with the enforcement of the terms and conditions of this Agreement, the Notes and any of the other Note Documents,
(5) which is publicly available or readily ascertainable from public sources, or which is received by any holder of the Notes from a third Person who or which, to such holder's knowledge, is not bound to keep the same confidential,
(6) as required by legal process in connection with any proceeding, case or matter pending (or on its face purported to be pending) or threatened before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, or (7) to the extent necessary in connection with any contemplated transfer of any Notes by any holder thereof (it being understood and agreed that any transferee that purchases such Notes shall itself be bound by the terms and provisions hereof).



                 5.3. PAYMENTS. The Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with their terms and this Agreement, without any deduction, withholding or setoff of any kind.



                 5.4. PAYING AGENCY. The Company will maintain an office in the United States of America where notices, presentations and demands to or upon the Company in respect of this Agreement, the Notes and the other Note Documents may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 9.6 hereof. The Company will give written notice to the holders of the Notes of any change of location of such office within five Business Days after the date of any such change. Notwithstanding the foregoing, in lieu of, or in addition to, maintaining an office as herein contemplated, the Company may appoint and maintain an agent for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any State thereof or the District of Columbia and having capital, surplus and undivided profits aggregating at least U.S. $250,000,000 (the "Paying Agent") for the Notes in the Borough of Manhattan in the City of New York.

                 5.5. CORPORATE EXISTENCE, ETC. The Company will, and (except as permitted below) will cause each of its material Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and comply with all applicable laws, statutes, regulations, rules, orders, and all applicable restrictions imposed by any governmental or regulatory body except those being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect, and maintain all licenses and permits necessary properly to conduct its business or own its properties, except where the failure so to do would not have a Material Adverse Effect; provided, however that the foregoing shall not restrict (x) the Company from causing, permitting or suffering the sale, merger or liquidation of such of its Subsidiaries (but not the Company) as its Board of Directors shall determine to be in the best interests of the Company in the exercise of its reasonable business judgment or
(y) any transaction permitted by Section 5.8.



                 5.6. TAXES. The Company will, and will cause each of its Subsidiaries to, pay all applicable taxes except for (i) taxes the payment of which is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and (ii) taxes the non-payment of which would not have a Material Adverse Effect.



                 5.7. INSURANCE. The Company will, and will cause its Subsidiaries to, carry and maintain in full force and effect at all times with fiscally sound and reputable insurers insurance against such risks as is reasonable and prudent in the circumstances (which insurance obligation may be fulfilled by a reasonable and prudent self-insurance program, except as provided below) and in any event as may be required by applicable laws, statutes, regulations, rules or orders and, with respect to the Mortgaged Estate, such insurance as is required by the Deed of Trust.



                 5.8. LIMITATION ON CONSOLIDATION OR MERGER. The company will not, directly or indirectly, consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person unless (a) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after such transaction and (b) the Company is the survivor of such transaction or, if the Company is not the survivor, the survivor is a corporation organized under the laws of any

State of the United States which expressly assumes in writing the Company's obligations under this Agreement, the Notes and the other Note Documents and which shall own all or substantially all the assets of the Company. In the case of any such consolidation, merger or sale or other disposition of assets in which the Company is not the surviving corporation, the surviving corporation shall furnish to the holders of the Notes an unqualified opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles. Following a transaction of the kind described above, the successor corporation shall use its reasonable best efforts to cause such Rating Agencies that, immediately prior to the relevant transaction, shall have rated the unsubordinated, unsecured debt of the Company to confirm that such debt continues to be rated. No merger, consolidation, sale, lease or other disposition prohibited or permitted hereunder shall in any manner limit or reduce Purchaser's rights under Section 2.3.



                 5.9. RATINGS. The Company will use its reasonable best efforts to enable Moody's and S&P or a comparable rating agency to have in effect a rating for its unsubordinated, senior, unsecured indebtedness.



                 5.10. DIRECT PAYMENTS. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case Purchaser or its nominee or by any other Institutional Holder of the Notes (or its nominee(s)) has given written notice to the Company and the Paying Agent requesting that the provisions of this Section 5.10 shall apply, the Company will cause the Paying Agent promptly and punctually to pay when due the principal of the Notes and premium, if any, and interest thereon, without any presentment thereof directly to Purchaser or such subsequent Institutional Holder at the address of Purchaser set forth above or at such other address as Purchaser or such subsequent Institutional Holder may from time to time designate in writing to the Company and the Paying Agent or, if a bank account is designated for Purchaser in any written notice to the Company and the Paying Agent from such Purchaser or any such subsequent Institutional Holder, the Company will cause the Paying Agent to make such payments in current and immediately available funds which at the time of payment shall be legal tender in the United States of America for the payment of public and private debts to such bank account, marked for attention as indicated, or in such other manner or to such other account of Purchaser or such Institutional Holder in any bank in the United States as the Purchaser or any such Institutional Holder may from time to time direct in writing. With respect to Notes to which this Section 5.10 applies, the Company and the Paying Agent shall be entitled to presume conclusively that the original or such subsequent Institutional Holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until such Notes shall have been presented to the Company as evidence of the transfer.



         SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

                 6.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as the term is used herein or in the other Note Documents:

                 (a) The Company shall fail to pay when due (i) any payment of the principal of any Note or of any premium thereon; or (ii) any payment of interest on any Note and such interest payment default shall continue for more than 5 days; or

                 (b) the Company shall fail to observe or perform any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement or the other Note Documents which is not remedied within 30 days after the earlier of: (i) the furnishing of notice thereof by the Company to the holders of the Notes, (ii) the Company's willful failure to provide any notice required under Section 6.2 hereof or (iii) receipt of written notice thereof from the holder of any Note by the Company requiring the same to be remedied; provided that a default under Section 6.09 of the Deed of Trust shall constitute an Event of Default hereunder not subject to cure; or

                 (c) any representation or warranty made by the Company herein, or made by the Company in any other Note Document, shall be untrue or inaccurate in any material respect; or

                 (d) any of the Note Documents or any provision thereof shall cease to be a legal, valid and binding agreement enforceable against the Company (or, in the case of the Deed of Trust, the Trustee or the Company) in accordance with the respect of terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby; or

                 (e) a judgment shall be rendered against the Company or any Principal subsidiary for the payment of money in excess of $250 million individually or $250 million in the aggregate (as to such foregoing amount, net of the portion thereof covered by insurance) and such judgment shall not be discharged or dismissed, or execution thereof stayed pending appeal, within 45 days after entry; or

                 (f) (i) the Company or any Principal Subsidiary shall commence or consent to any case, proceeding or other action (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets (including the Mortgaged Estate), or the Company shall make a general assignment for the benefit of creditors or admit in writing that it is unable to pay its debts as they become due; or

                          (ii) there shall be commenced against the Company or any Principal Subsidiary any such case, proceeding or other action referred to in subclause (i) of this clause (f) that (1) results in the entry of an order for relief or any such adjudication or appointment or (2) is not dismissed, discharged or stayed for a period of 30 days from the entry thereof; or

                          (iii) there shall be commenced against the Company or any Principal Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (or against the Mortgaged Estate) that results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed within 30 days from the entry thereof; or

                          (iv) the Company shall have been dissolved or terminated; or

                          (v) the Company or any Principal Subsidiary shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this clause (f).

         6.2. NOTICE TO HOLDERS. Whenever the Company becomes aware that any Default or Event of Default has occurred, or if the Company is aware that the holder of any Note has either given any notice or taken any other action with respect to a Default or Event of Default, or the Company receives written notice from a third party concerning an event which constitutes a Default or Event of Default, the Company will ensure that notice is given (or such third party notice is forwarded) to all holders of the Notes then outstanding, no later than the fifth day (or second day in the case of an Event of Default or Default under Section 6.1(a)) after it becomes aware that such Event of Default or Default has occurred, or that such notice has been given or such other action has been taken with respect to such Default or Event of Default, such notice to be in writing and sent in the manner provided in Section 9.6.

         6.3.    ACCELERATION OF MATURITIES; OTHER REMEDIES.

                 (a)      Upon the occurrence of an Event of Default under
Section 6.1(a) above, the holder of each Note as to which such Event of Default occurred may, by written notice to the Company, declare such Note to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. Upon the occurrence of an Event of Default under Section 6.1(f) above in respect of the Company (but not of a Principal Subsidiary), all Notes shall immediately become due and payable at the Redemption Price. Upon the occurrence of any other Event of Default, holders of Notes representing at least 51% of the unpaid principal amount of all Notes then outstanding, excluding any Notes held by the Company or any Subsidiary or Affiliate (the "requisite holders") may, by written notice to the Company, declare all Notes to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) at the Redemption Price. No course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Note upon any default hereunder or thereon, including the fees, disbursements and other charges of such holder's or holders' attorneys for all services rendered in connection therewith.

                 (b) The rights and remedies expressly provided for in this agreement are cumulative and not exclusive of any rights or remedies which the Purchaser or any holder of a Note would otherwise have, including, without limitation, the rights and remedies provided for in the Deed of Trust.

         6.4. RESCISSION OF ACCELERATION. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (e), inclusive, of Section 6.1, then (i) for any such declaration by a holder as the result of an Event of Default described in paragraph (a) of Section 6.1, such holder or (ii) for any such declaration as the result of the Event of Default described in paragraphs (b) through (e) of
Section 6.1, the holders of at least 51% of the unpaid principal amount of all Notes then outstanding (other than any Notes held by the Company or any Subsidiary or Affiliate), may by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                 (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                 (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                 (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 7.1 and the Company shall have paid all of Purchaser's costs and expenses as provided for in Section 9.4;


and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

         SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS

                 7.1. CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement or the Notes or the other Note Documents may, with the consent of the Company (and, if required by applicable law, in the case of the Deed of Trust, the Trustee), be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 51% of the unpaid principal amount of outstanding Notes (other than any Notes held or agreed to be purchased by the Company or any Subsidiary or Affiliate) provided that no such waiver, modification, alteration or amendment shall (a) change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or reduce the rate of interest thereon, (b) change any of the provisions with respect to Section 2 hereof, or (c) change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this Section 7 without the consent of each holder of the Notes affected thereby. Executed or true and correct copies of any waiver, modification, alteration or amendment to this Agreement shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes.

         7.2. SOLICITATION OF HOLDERS. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the other Note Documents unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder as consideration for or as an inducement to entering into by any holder of any waiver or amendment of any of the terms and provisions of the Agreements or the Notes or the other Note Documents unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

         7.3. EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company (and in the case of the Deed of Trust, the Trustee), whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS

                 8.1. DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the other Note Documents.

                 "ACT" means the Securities Act of 1933, as amended.

                 "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, as the case may be. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

                 "AGREEMENT" shall have the meaning assigned thereto in Section
1.4 hereof.

                 "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.

                 "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be paid or prepaid pursuant to any paragraph of Section 2 or is declared to be immediately due and payable pursuant to
Section 6.3, as the context requires.

                 "CLOSING DATE" shall have the meaning assigned thereto in
Section 1.2 hereof.

                 "CODE" means the Internal Revenue Code of 1986, as amended;

                 "DEED OF TRUST" means that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, in substantially the form of Exhibit F, to be entered into on the Closing Date by and among the Company, the Purchaser and the Trustee.

                 "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

                 "DISCOUNTED PREPAYMENT VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to (i) for any Settlement Date with respect to the 9.35% Notes on or before the tenth anniversary of the date of original issuance, the Reinvestment Yield or (ii) with respect to the 8.95% Notes for any Settlement Date or with respect to the 9.35% Notes for any Settlement Date after the tenth anniversary of the date of original issuance, the sum of the Reinvestment Yield plus 50 basis points.

                 "  XXXXXXXXXX" means XXXXXXXXXX.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections;

                 "ERISA AFFILIATE" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA;

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "EXECUTIVE OFFICER" means the President, Vice-President or Treasurer of the Company.

                 "INSTITUTIONAL HOLDER" means (i) Purchaser, (ii) any other holder of Notes which is an insurance company, charitable foundation, fraternal benefit society, pension, retirement or profit sharing trust or fund within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or for which any bank, trust company, national banking association or investment advisor registered under the Investment Advisers' Act of 1940, as amended, is acting as a trustee or agent, any broker or dealer registered under the Investment Advisers' Act of 1940, as amended, or any government, public employees' pension retirement system, or any other governmental agency supervising the investment of public funds and (iii) an affiliate of any Person described in clause (i) or (ii) which holds any Notes.

                 "MAKE-WHOLE PREMIUM" means, with respect to any Note, a premium equal to the sum of (x) the excess, if any, of the Discounted Prepayment Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of the Settlement Date with respect to such Called Principal and (y) an amount equal to the product of the Called Principal Amount and 101.146%, in the case of the 8.95% Notes, or 101.105%, in the case of the 9.35% Notes. The Prepayment Make-Whole Premium shall in no event be less than zero.

                 "MATERIAL ADVERSE EFFECT" means:

                 (a) a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or on the condition, value or use of the Mortgaged Estate or on the ability of the Company to perform its obligations under this Agreement, the Notes or any other Note Document; or

                 (b) a material adverse effect on the legality, validity or enforceability of the Company's obligations under this Agreement or the Notes or the other Note Documents or a material impairment of the liens or security interest granted under the Note Documents.

                 "MOODY'S" shall have the meaning assigned thereto in Section 2.4(d) hereof.

                 "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in ERISA as to which the Company has any outstanding liability;

                 "NOTE DOCUMENTS" means this Agreement, the Notes, the Deed of Trust and any other agreements, documents and writings now or hereafter executed by, on behalf of or for the benefit of the Company, Purchaser, the Trustee or other holders of the Notes pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications (including through the waiver of any provision thereof), supplements and/or restatements thereto.

                 "OVERDUE RATE" means the rate of interest then in effect plus 200 basis points.

                 "PBGC" means the Pension Benefit Guaranty Corporation;

                 "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                 "PLAN" means any United States employee benefit plan established, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of the Company or such ERISA Affiliate's respective employees as to which the Company has any outstanding liability; and

                 "PRINCIPAL SUBSIDIARY" means (i) any Subsidiary of the Company
(a) whose profits (before tax and extraordinary items) for its last financial year as shown in its latest profit and loss account as prepared for the purposes of the latest audited profit and loss account of the Company are at least 10% of the consolidated profits (before tax and extraordinary items) of the Company for its last fiscal year as shown in the latest audited consolidated profit and loss account of the Company or (b) whose total assets (excluding goodwill and other intangible assets and deducting intercompany indebtedness and minority interests) as shown by its latest balance sheet as prepared for the purposes of the latest audited balance sheet of the Company are at least 10% of the total assets of the Company as shown by the latest audited consolidated balance sheet of the Company. A report by the independent auditors of the Company that in their opinion a Subsidiary is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Company and the holders of the Notes.

                 "PURCHASER" AND "PURCHASERS" shall have the meaning assigned thereto in Section 1.1 hereof.

                 "RATING AGENCY" and "RATING AGENCIES" shall have the meanings assigned thereto in Section 2.4(d) hereof.

                 "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                 "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its expressed maturity date.

                 "REPORTABLE EVENT" shall have the same meaning as in ERISA but shall not include any reportable event for which the 30-day notice period has been waived under applicable regulations.

                 "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be paid or prepaid pursuant to any paragraph of Section 2 or is declared to be immediately due and payable pursuant to Section 6.3, as the context requires.

                 "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (assuming exercise or conversion solely of the securities held by such Person) is at the time beneficially owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body.

                 "S&P" shall have the meaning assigned thereto in
Section 2.4(d) hereof.

                 "TRUSTEE" means XXXXXXXXXX.

                 8.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with United States generally accepted accounting principles.

         SECTION 9. MISCELLANEOUS

                 9.1. REGISTERED NOTES. The Company shall cause to be kept a register for the registration and transfer of the Notes (hereinafter called the "Note Register") at the office of the Company or the Paying Agent, and the Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

                 At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws and the provisions of Section 3.2, transfer such Note upon surrender thereof at the Company or the principal office of the Paying Agent (if one shall have been appointed) duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing; provided that the Company or the Paying Agent may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.

                 The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

                 9.2. EXCHANGE OF NOTES. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2, or Section 9.3 (except in the case of a lost, stolen, or mutilated certificate sought to be exchanged pursuant to
Section 9.3, as soon as practicable), and, upon surrender of such Note at the office of the Paying Agent, the Company will cause the Paying Agent to deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.

                 9.3. LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will cause the Paying Agent to deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any

Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

                 9.4.     EXPENSES, STAMP TAX INDEMNITY.  Whether or not the
transactions herein contemplated (including the   XXXXXXXXXX Assignment) shall
be consummated,   XXXXXXXXXX agrees to pay directly all of its and   XXXXXXXXXX
out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the reasonable fees, disbursements and
other charges of Paul, Weiss, Rifkind, Wharton & Garrison,   XXXXXXXXXX special
counsel, and of Kutak Rock, and all duplicating and printing costs and charges
for shipping the Notes, adequately insured to   XXXXXXXXXX at   XXXXXXXXXX home
office or at such other place as   XXXXXXXXXX may designate.  The Company agrees
to pay all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the fees and expenses of Dickenson, Wright, Moon Van Dusen & Freeman and of Womble Carlyle Sandridge & Rice. The Company also agrees to pay all expenses relating to the performance of any transactions contemplated or permitted hereby, any title insurance premiums, filings or recordings any action for the enforcement or collection of the Notes or this Agreement and any amendment, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any workout, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement, the Notes and the other Note Documents. The Company also agrees that it will pay any fees and related expenses incurred or to be incurred in connection with its cooperation with Moody's and S&P as provided in Section 5.9 and all initial and ongoing fees and all out-of-pocket expenses of the Paying Agent, if any, and will pay and save Purchaser harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution, delivery or enforcement of this Agreement or the Notes or any other Note Documents, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable by the Company to any Person in connection with the transactions contemplated by this
Agreement other than the fees, commissions, costs and expenses of   XXXXXXXXXX
and its counsel and financial advisors which are to be paid from the proceeds
of the   XXXXXXXXXX Assignment.  Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Notes and authorizes the submission of such information as may be required by S&P for the purpose of obtaining such number.

                 9.5.     POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

                 9.6.     NOTICES.  All communications provided for hereunder
shall be in writing and, if to   XXXXXXXXXX, delivered or mailed by registered
or certified mail or by overnight courier or by facsimile communication (confirmed in writing by registered or certified mail or by overnight courier),
in each case prepaid and addressed to   XXXXXXXXXX at   XXXXXXXXXX address
appearing  above or such other address as   XXXXXXXXXX or the subsequent holder
of any Note  initially issued to   XXXXXXXXXX may designate to the Company in
writing, and if to the Company delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), in each case prepaid and addressed to Kmart Corporation, 3100 West Big Beaver Road, Troy, MI 48084-3163 Attention: Michael Skiles or to such other address as the Company or the Paying Agent may in writing designate to Purchaser or to a subsequent holder of the Note initially issued to Purchaser.
Any such communication, if  to   XXXXXXXXXX, shall be addressed to XXXXXXXXXX.

                9.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its respective successors and assigns and shall be binding upon and inure to Purchaser's benefit and to the benefit of Purchaser's successors and assigns, including each successive holder or holders of any Notes. Each such successive holder or holders of any Notes, including XXXXXXXXXX, shall have all rights and privileges of the "Purchaser" hereunder. The Company hereby acknowledges that, simultaneously with the
Closing,   XXXXXXXXXX is assigning all of its right, title and interest hereunder and under the Notes, the Deed of Trust and the other Note Documents
to   XXXXXXXXXX pursuant to an Assignment Agreement in substantially the form of Exhibit H hereto (the "  XXXXXXXXXX Assignment").  The Company further
acknowledges and agrees that   XXXXXXXXXX is accepting the   XXXXXXXXXX
Assignment in reliance upon the Company's representations, warranties, covenants, agreements and other obligations hereunder and under the Notes, the
Deed of Trust and the other Note Documents. In order to further induce   XXXXX
XXXXX to enter into the   XXXXXXXXXX  Assignment, the Company hereby makes the
following representations, warranties, covenants and agreements:

                          (i) To the best of its knowledge, the Company does not have any right, including any claim, counterclaim, right of set-off or deduction or other defense of any kind, to withhold payment or performance of any of its obligations hereunder or under any of the other Note Documents (" XXXXXXXXXX Defenses");

                          (ii) In the event the Company becomes aware of any XXXXXXXXXX Defenses, the Company hereby waives and agrees not to
         assert the same against   XXXXXXXXXX or any other holder of the Notes;

                          (iii)   The Company hereby acknowledges and agrees
         that, upon consummation of the   XXXXXXXXXX Assignment,   XXXXXXXXXX
         will be a bona fide purchaser of the Notes for value and will be a holder of the Notes in due course and the Company hereby waives any
         right to challenge   XXXXXXXXXX status as such; and

                          (iv) The Company acknowledges and agrees that XXXXXXXXXX is a third party beneficiary of this Agreement and the
         other Note Documents entered into between the Company and   XXXXXXXXXX.



In addition,   XXXXXXXXXX hereby acknowledges and agrees that XXX is a
third party beneficiary of this Agreement and the other Note Documents
entered into between the Company and   XXXXXXXXXX.

                 9.8. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company herein and in any other Note Documents and in any certificates delivered pursuant hereto or thereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

                 9.9. SEVERABILITY. Should any provision of this Agreement or any of the other Note Documents for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement or such other Note Document had been executed with the unenforceable provision thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining provision of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared unenforceable; provided that, if any provision of this Agreement or any of the other Note Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any company, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by the Purchaser. In the event the provisions of the immediately preceding sentence applies, the parties shall make appropriate adjustment to the provisions of this Agreement and the other Note Documents to give effect to the benefits intended to be conferred upon the parties hereby.

                 9.10. GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the laws of the State of New York.

                 9.11. SUBMISSION TO JURISDICTION. The Company hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings (except actions and proceedings for the enforcement of the Deed of Trust against property located in North Carolina) relating to this Agreement, the Notes and other Note Documents shall be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by registered or certified mail (return receipt requested) or messenger directed to it at its address set forth in Section 9.6 above or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed in accordance with Section 9.6 hereof. The Company hereby irrevocably appoints The Prentice Hall Corporation System, Inc., with an office on the date hereof at 15 Columbus Circle, New York, New York 10023, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this Section shall affect the right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the

Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                 9.12. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                 The execution hereof by you shall constitute a contract between the Company and Purchaser for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                   KMART CORPORATION

                                                By /s/ M. L. Skiles
                                                   ----------------------------
                                                Name:  M. L. Skiles

                                                Title: Senior Vice President



                                    Accepted as of the date first above written.


                                                  XXXXXXXXXX

                                                By /s/ XXX
                                                   ----------------------------
                                                Name:  XXX

                                                Title: Vice President

                       [EXHIBITS INTENTIONALLY OMITTED]